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                                                            [LOGO OF BLACKROCK]

Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

PARTICIPATING FUNDS

..   U.S. Registered Funds (Name of Fund, Aladdin Ticker):
    ISHARES EDGE U.S. FIXED INCOME BALANCED RISK ETF (ISHFIBR)
    ISHARES GLOBAL HIGH YIELD CORPORATE BOND ETF (ISHGHYG)
    ISHARES IBOXX $ HIGH YIELD CORPORATE BOND ETF (ISHHYLD)
    ISHARES CORE TOTAL USD BOND MARKET ETF (ISHIUSB)
    BlackRock Alternative Strategies Fund - Trading Account (ACS-TRD) BlackRock Multi-Asset Income - Passive High Yield Portfolio (BR-INC-PHY)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)

Date of                    06-20-2016
Offering Commencement:

Security Type:             BND/CORP

Issuer                     AmeriGas Partners, L.P. (2024)

Selling Underwriter        Merrill Lynch, Pierce, Fenner & Smith Incorporated

Affiliated Underwriter(s)  [X] PNC Capital Markets LLC
                           [_] Other:

List of Underwriter(s)     Merrill Lynch, Pierce, Fenner & Smith Incorporated,
                           Citigroup Global Markets Inc., J.P. Morgan
                           Securities LLC, Wells Fargo Securities, LLC,
                           Citizens Capital Markets, Inc., PNC Capital Markets
                           LLC, BB&T Capital Markets, a division of BB&T
                           Securities, LLC, BNY Mellon Capital Markets, LLC,
                           Santander Investment Securities Inc., TD Securities
                           (USA) LLC

TRANSACTION DETAILS

Date of Purchase           06-20-2016

Purchase Price/Share
(PER SHARE / % OF PAR)     $100  Total Commission, Spread or Profit   1.230%

1.  Aggregate Principal Amount Purchased (a+b)                                             $ 28,000,000

    a.  US Registered Funds
        (Appendix attached with individual Fund/Client purchase)                           $  9,315,000

    b.  Other BlackRock Clients                                                            $ 18,685,000

2.  Aggregate Principal Amount of Offering                                                 $675,000,000
FUND RATIO
[Divide Sum of #1 by #2]
Must be less than 0.25                                                                          0.04148

                                                                    Page 1 of 2

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see
Definitions):

[X] U.S. Registered Public Offering..... [Issuer must have 3 years of continuous operations]
[_] Eligible Rule 144A Offering......... [Issuer must have 3 years of continuous operations]
[_] Eligible Municipal Securities
[_] Eligible Foreign Offering........... [Issuer must have 3 years of continuous operations]
[_] Government Securities Offering...... [Issuer must have 3 years of continuous operations]

TIMING AND PRICE (CHECK ONE OR BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

FIRM COMMITMENT OFFERING (CHECK ONE)

[X] YES  The securities were offered pursuant to an underwriting or similar
[_] NO agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

[X] YES  No affiliated underwriter was a direct or indirect participant in, or
[_] NO   benefited directly or indirectly from, the transaction.

 Completed by:             Dipankar Banerjee                 Date:  06-22-2016
                           --------------------------------         -----------
                           Global Syndicate Team Member

 Approved by:              Steven DeLaura                    Date:  06-22-2016
                           --------------------------------         -----------
                           Global Syndicate Team Member

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

DEFINITIONS

TERM                                     DEFINITION
Fund Ratio                               Number appearing at the bottom of
                                         page 1 of 2 of the Rule 10f-3 Report
                                         form. It is the sum of the Funds'
                                         participation in the offering by the
                                         Funds and other accounts managed by
                                         BlackRock divided by the total amount
                                         of the offering.

Eligible Foreign Offering                The securities are sold in a public
                                         offering conducted under the laws of
                                         a country other than the
                                         United States and

                                         (a) the offering is subject to
                                             regulation in such country by a
                                             "foreign financial regulatory
                                             authority," as defined in
                                             Section 2(a)(50) of the
                                             Investment Company Act of 1940;

                                         (b) the securities were offered at a
                                             fixed price to all purchasers in
                                             the offering (except for any
                                             rights to purchase securities
                                             that are required by law to be
                                             granted to existing security
                                             holders of the issuer);

                                         (c) financial statements, prepared
                                             and audited as required or
                                             permitted by the appropriate
                                             foreign financial regulatory
                                             authority in such country, for
                                             the two years prior to the
                                             offering, were made available to
                                             the public and prospective
                                             purchasers in connection with the
                                             offering; and

                                         (d) if the issuer is a "domestic
                                             issuer," i.e., other than a
                                             foreign government, a national of
                                             any foreign country, or a
                                             corporation or other organization
                                             incorporated or organized under
                                             the laws of any foreign country,
                                             it (1) has a class of securities
                                             registered pursuant to section
                                             12(b) or 12(g) of the Securities
                                             Exchange Act of 1934 or is
                                             required to file reports pursuant
                                             to section 15(d) of that act, and
                                             (2) has filed all the material
                                             required to be filed pursuant to
                                             section 13(a) or 15(d) of that
                                             act for a period of at least 12
                                             months immediately preceding the
                                             sale of securities (or for such
                                             shorter period that the issuer
                                             was required to file such
                                             material)

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


 TERM                                     DEFINITION
 Eligible Municipal Securities            The securities:

                                          (a) are direct obligations of, or
                                              obligations guaranteed as to
                                              principal or interest by, a
                                              State or any political
                                              subdivision thereof, or any
                                              agency or instrumentality of a
                                              State or any political
                                              subdivision thereof, or any
                                              municipal corporate
                                              instrumentality of one or more
                                              States, or any security which is
                                              an industrial development bond
                                              (as defined in section 103(c)(2)
                                              of Title 26) the interest on
                                              which is excludable from gross
                                              income under certain provisions
                                              of the Internal Revenue Code;

                                          (b) are sufficiently liquid that
                                              they can be sold at or near
                                              their carrying value within a
                                              reasonably short period of time;
                                              and

                                          (c) either

                                               (1) are subject to no greater
                                                   than moderate credit risk;
                                                   or

                                              (2) if the issuer of the
                                                  municipal securities, or the
                                                  entity supplying the
                                                  revenues or other payments
                                                  from which the issue is to
                                                  be paid, has been in
                                                  continuous operation for
                                                  less than three years,
                                                  including the operation of
                                                  any predecessors, the
                                                  securities are subject to a
                                                  minimal or low amount of
                                                  credit risk.

                                          Also, purchases of municipal
                                          securities may not be designated as
                                          group sales or otherwise allocated
                                          to the account of any prohibited
                                          seller (i.e., an affiliated
                                          underwriter).

 Eligible Rule 144A Offering              The securities are sold in an
                                          offering where
                                          (a) the securities are offered or
                                              sold in transactions exempt from
                                              registration under Section 4(2)
                                              of the Securities Act of 1933,
                                              Rule 144A thereunder, or Rules
                                              501-508 thereunder;

                                          (b) the securities were sold to
                                              persons that the seller and any
                                              person acting on behalf of the
                                              seller reasonably believe to
                                              include qualified institutional
                                              buyers, as defined in Rule 144A
                                              ("QIBs"); and

                                          (c) the seller and any person acting
                                              on behalf of the seller
                                              reasonably believe that the
                                              securities are eligible for
                                              resale to other QIBs pursuant to
                                              Rule 144A.

 Government Securities Offering           The security is issued or guaranteed
                                          as to principal or interest by the
                                          United States, or by a person
                                          controlled or supervised by and
                                          acting as an instrumentality of the
                                          Government of the United States
                                          pursuant to authority granted by the
                                          Congress of the United States; or
                                          any certificate of deposit for any
                                          of the foregoing.

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

 TERM                                   DEFINITION
 U.S. Registered Public Offering.       The securities offered are registered
                                        under the Securities Act of 1933 that
                                        are being offered to the public.